Exhibit 10.5

ENVIRONMENTAL INDEMNITY AGREEMENT

ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") made as of the 19th day of December, 2014, by IREIT Shoppes at Branson Hills - K, L.L.C., a Delaware limited liability company ("**Buyer**"), and Inland Real Estate Income Trust, Inc., a Maryland corporation (referred to as "**Principal**"; Buyer and Principal are hereinafter referred to collectively, as the context requires, as "**Indemnitor**") having an address of 2901 Butterfield Road, Oak Brook, Illinois 60523, in favor of U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, successor-by-merger to LaSalle Bank National Association, as Trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mortgage Pass-Through Certificates, Series 2007-C7 ("**Indemnitee**") having its principal place of business c/o Wells Fargo Bank, N. A., Commercial Mortgage Servicing, 1901 Harrison Street, 2nd Floor, Oakland, California 94612, and other Indemnified Parties (defined below).

RECITALS:

Indemnitee is the owner, creditor and holder of a loan (the "**Loan**") originally made to, Branson Shoppes Kohls, LLC, a Missouri limited liability company ("**Original Borrower**"), as evidenced by that certain Promissory Note (the "**Note**") in the original principal sum of $6,700,000.00 from Lehman Brothers Bank, FSB, a federal stock savings bank (the "**Original Lender**"), which Loan is also evidenced by that certain Security Instrument (defined below) and assignment of leases and rents, security agreements, financing statements, indemnity agreements executed by Original Borrower and others from time to time (collectively, the "**Loan Documents**");

The Loan is secured by, among other things, a certain Deed of Trust, Security Agreement and Assignment of Leases and Rents executed by Borrower to Richard W. Scarritt, as trustee, for the benefit of Original Lender which secures the Note and other obligations of Buyer ("**Security Instrument**"), and which Security Instrument was recorded on November 7, 2007, in Book 2007L, page 51001 with the Taney County Recorder, State of Missouri ("**Official Records**"), which grants Indemnitee a first lien on the property encumbered thereby (the "**Property**"), which is located in Taney County, Missouri, and the equipment, machinery and other personal property which are subject to the Security Instrument, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon and by other documents and instruments;

Original Borrower's responsibilities and liabilities under the Loan, the Note, the Security Instrument and other Loan Documents were assumed by Inland Diversified Branson Hills K-II, L.L.C., a Delaware limited liability company ("**Inland Borrower**"), pursuant to an Assumption Agreement dated August 15, 2012 (the "**Assumption Agreement**"), executed by Indemnitee, Original Borrower, Inland Borrower and Inland Diversified Real Estate Trust, Inc., a Maryland corporation ("**Inland Guarantor**");

Indemnitee, Inland Borrower, Inland Guarantor and Kite Realty Group, L.P., a Delaware limited partnership ("**Kite Guarantor**"), entered into that certain Consent Agreement dated July

1, 2014 (the "**Consent Agreement**") pursuant to which, among other things, Indemnitee acknowledged and consented to the Merger (as defined in the Consent Agreement);

Subsequent to the Merger, with the consent of Indemnitee, Inland Borrower changed its name to KRG Branson Hills K-II, LLC, a Delaware limited liability company ("**KRG Branson Hills**");

KRG Branson Hills has sold and conveyed the Property to Buyer, or is about to sell and convey the Property to Buyer (the "**Transfer**"), and both parties desire to obtain from Indemnitee a waiver of any right Indemnitee may have under the Loan Documents to accelerate the Maturity Date of the Note by virtue of such conveyance;

Subject to the terms and conditions of that certain Assumption Agreement of even date herewith, Indemnitee is willing to waive any right of acceleration of the Maturity Date of the Note upon assumption by Buyer of all obligations of KRG Branson Hills under the Loan Documents (the "**Assumption**");

As a condition to Indemnitee's consent to the Transfer and the Assumption, Indemnitee is requiring that Indemnitor execute and deliver to Indemnitee this Agreement;

Indemnitor hereby acknowledges that Indemnitor will materially benefit from Indemnitee's consent to the Transfer and the Assumption; and

Indemnitee is unwilling to consent to the Transfer and the Assumption unless Indemnitors, agree, jointly and severally, to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

1. <u>Environmental Representations and Warranties</u>. To the best of Indemnitor's knowledge, after due inquiry, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the written report(s) resulting from the environmental assessment(s) of the Property previously delivered to Indemnitee (as set forth that certain Phase I Environmental Site Assessment completed by Terracon dated December 5, 2011 ("**Environmental Report**") in connection with the Loan; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property, except as described in

the Environmental Report; (e) Indemnitor does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to any Indemnitor and that is contained in files and records of any Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

2. Environmental Covenants. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, by Indemnitor or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property by Indemnitor or anyone controlled by, controlling or under common control with Indemnitor; (c) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other person or entity (the "**Environmental Liens**"); (d) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Indemnitee (provided that such request is made based upon Indemnitee's reasonable belief that there are Hazardous Substances in, or under the Property which are not in compliance with Environmental Laws), and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (e) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (Indemnitor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (g) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which Indemnitor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof; possible liability of a person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3. Indemnified Parties' Rights/Cooperation and Access. Indemnified Parties and any other person or entity designated by Indemnified Parties (including but not limited to any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee's sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Indemnitor shall cooperate with and provide access to Indemnified Parties and any such person or entity designated by Indemnified Parties. All such investigations shall be performed at Indemnitor's sole cost and expense.

4. Indemnification. Indemnitor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent the same relate solely to Hazardous Substances first introduced to the Property by anyone other than Indemnitor or its respective agents or employees following the foreclosure of the Security Instrument (or the delivery and acceptance of a deed in lieu of such foreclosure), the expiration of any applicable right of redemption and the obtaining by the purchaser at such foreclosure sale or grantee under such deed of possession of the Property): (a) the past, present or future presence, Release or threatened Release of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened noncompliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon; (c) any legal or administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (d) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory concerning Hazardous Substances; (e) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations in this Agreement or any covenants or other obligations in the Security Instrument which are related to Hazardous Substances or Environmental Law.

5. Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend and provide legal representation for such Indemnified Party with respect to any of the matters referenced in Section 4 above (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them with respect to such matters and, at the option of Indemnified Parties, their attorneys shall control the resolution of such matters. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term "**Hazardous Substances**" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, mold, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

The term "**Environmental Law**" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

The term "**Release**" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term "**Remediation**" includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, .contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or

with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

The term "**Legal Action**" means any claim, suit or proceeding, whether administrative or judicial in nature.

The term "**Indemnified Parties**" includes Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties.

The term "**Losses**" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

7. Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Security Instrument or any of the other Loan Documents (as defined in the Security Instrument). In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Security Instrument, or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record the Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration, provided Indemnitor shall have no liability for Releases first occurring after, or for Hazardous Materials first introduced to the Property after, a foreclosure under the Security Instrument or the delivery of a deed in lieu thereof.

8. Enforcement. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies there under. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default (as defined in the Security Instrument) to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instrument; Indemnitor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9. Survival. The obligations and liabilities of Indemnitor under this Indemnity shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) 5% plus the Applicable Interest Rate (as such term is defined in the Note) or (b) the maximum interest rate which Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

11. Waivers. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of any Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to Indemnitor, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

12. Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

13. Indemnitor's Representations and Warranties. Indemnitor represents and warrants that:

(a) if Indemnitor is a corporation, partnership or limited liability company, it has the full corporate/partnership/limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/partnership/limited liability company action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b) if Indemnitor is an individual, he/she is acting in an individual capacity and has full power and authority to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(c) if Indemnitor is a corporation, partnership or limited liability company, its execution of; and compliance with, this Agreement is m the ordinary course of business of that Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of that Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which the Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property is subject;

(d) if Indemnitor is an individual, his/her execution of, and compliance with, this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property is subject;

(e) there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(f) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(g) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(h) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15. Notice of Legal Actions. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.

16. Examination of Books and Records. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at any office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Indemnitor where the books and records are located.

17. Transfer of Loan. (a) Indemnitee may, at any time, sell, transfer or assign the Note, the Security Instrument, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "**Securities**"). Indemnitee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the "**Investor**") and each prospective Investor, all documents and information (including financial

information) but not limited to, which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor, any Guarantor (as defined in the Security Instrument), or otherwise, as Indemnitee determines necessary or desirable.

(b) Upon any transfer or proposed transfer contemplated above and by Section 16.1 of the Security Instrument, at Indemnitee's request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or prospective Investor may require.

18. Taxes. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as designated in paragraph one of this Agreement, or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Section, "**Business Day**" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

20. Submission to Jurisdiction. With respect to any claim or action arising hereunder, Indemnitor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State m which the Property is located and the United States District Court located in the county in which the Property is located, and appellate courts from any thereof; and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

22. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This

Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof; shall not relieve the other signatories from their obligations hereunder.

23. No Oral Change. This Agreement, and any provisions hereof; may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

24. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

25. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every person or entity comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

26. Joint and Several Liability. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

27. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

28. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, or the other Loan Documents or would otherwise have at law or in equity.

29. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

30. Governing Law. This Agreement shall be deemed to be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

31. Miscellaneous. Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to

Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

IREIT Shoppes at Branson Hills - K, L.L.C., a Delaware limited liability company

By: Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

By: ____________________
Name: David Z. Lichterman
Title: Vice President, Treasurer & CAO

Inland Real Estate Income Trust, Inc., a Maryland corporation

By: ____________________
Name: David Z. Lichterman
Title: Vice President, Treasurer & CAO

EXHIBIT A
TO ENVIRONMENTAL
INDEMNITY AGREEMENT

LEGAL DESCRIPTION

Parcel 1:
Lot 5, THE SHOPPES AT BRANSON HILLS, a subdivision as per the recorded plat thereof, Plat Book/Slide 1., pages 235-240, Taney County, Missouri.

Parcel 2:
Together with those appurtenant easements set forth in Easements with Covenants and Restriction Affecting Land as recorded in Book 503, page 7281-7343, and Book 2007, page 29179..

EXHIBIT B
TO ENVIRONMENTAL
INDEMNITY AGREEMENT

IDENTIFICATION OF ENVIRONMENTAL REPORT

Phase I Environmental Site Assessment
Prepared by: Terracon
Project No. B5117714
Date of Report: December 5, 2011